EXHIBIT 10(u)

To:	Valley Partners, Inc.	December 15, 2003
Peter H. Forster
Caroline E. Muhlenkamp
Richard J. Chernesky
Richard A. Broock
Frederick J. Caspar

Gentlemen and Ms. Muhlenkamp:

          DPL Inc.’s wholly owned subsidiaries, MVE, Inc., Miami Valley Development Company (“MVDC”) and Miami Valley Insurance Company each entered into a separate Management Services Agreement with Valley Partners, Inc. (“Valley”) dated June 20, 2001.  MVDC was subsequently merged into The Dayton Power and Light Company.  In addition, Valley, DPL Inc., The Dayton Power and Light Company, Richard J. Chernesky, Richard A. Broock and Frederick J. Caspar entered into an Administrative Services Agreement dated October 4, 2001.  Finally, DPL Inc. and Peter H. Forster are party to a letter agreement dated October 4, 2001, and DPL and Caroline E. Muhlenkamp are party to a letter agreement dated December 14, 2001.  All of the foregoing are hereinafter collectively referred to as the “Agreements”, and copies thereof are appended to this letter.

          The Effective Date under the Agreements has not occurred, and the undersigned and Valley have decided that they wish to terminate the Agreements.  Accordingly, we agree that the Agreements are, effective as of the above date of this letter, terminated and void ab initio in their entirety and in all respects.

Sincerely,

DPL INC.

By:	/s/ STEPHEN F. KOZIAR

Its:	/s/ CEO and President

DAYTON POWER AND LIGHT COMPANY

By:	/s/ STEPHEN F. KOZIAR

Its:	/s/ CEO and President

MVE, INC.

By:	/s/ STEPHEN F. KOZIAR

Its:	/s/ Secretary and Treasurer

MIAMI VALLEY DEVELOPMENT COMPANY

By:	/s/ STEPHEN F. KOZIAR

Its:

MIAMI VALLEY INSURANCE COMPANY

By:	/s/ STEPHEN F. KOZIAR

Its:	/s/ President

ACKNOWLEDGED AND AGREED TO:

VALLEY PARTNERS, INC.

By:	/s/ CAROLINE E. MUHLENKAMP

Its:

/s/ PETER H. FORSTER

Peter H. Forster

/s/ CAROLINE E. MUHLENKAMP

Caroline E. Muhlenkamp

/s/ RICHARD J. CHERNESKY

Richard J. Chernesky

/s/ RICHARD A. BROOCK

Richard A. Broock

/s/ FREDERICK J. CASPAR

Frederick J. Caspar